                                                                    EXHIBIT 4(t)


                                AMENDMENT NO. 11

                     ELEVENTH AMENDMENT TO THIRD AMENDED AND
                 RESTATED REVOLVING CREDIT AGREEMENT AND CONSENT

         THIS ELEVENTH AMENDMENT, dated as of the 29th day of June, 2001, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by ten amendments (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. Section 6.4 of the Agreement is amended to read in its entirety as follows:

             "Maintain as of the end of each fiscal quarter EBITDA of not less than the following amounts:

             Fiscal Quarter Ending                     Amount
             ----------------------                    ------

             June 30, 2001                             $10,000,000
             September 30, 2001                        $ 7,500,000
             December 31, 2001                         $13,500,000
             March 31, 2002 and each                   $14,000,000
             fiscal quarter thereafter"

         2. Section 6.5 of the Agreement is amended to read in its entirety as follows:

             "6.5 Maintain as of the end of each fiscal quarter a ratio of current assets of Company and its Consolidated Subsidiaries to current liabilities of Company and its consolidated Subsidiaries (excluding from current liabilities any portion of the revolving credit under this Agreement included in current liabilities in accordance with GAAP) of not less than 1.25 to 1.00, all as determined in accordance with GAAP."

         3. The following subclause (e) is hereby added to Section 6.1 and the period at the end of subclause (d) is changed to be a semi-colon:

             "(e) within ten (10) days after and as of the 21st day and last day of each month (beginning with the period ended June 30, 2001), the aging of Company's and its consolidated Subsidiaries accounts, each in form acceptable to Bank."

         4. Section 6.8 of the Agreement is amended to read in its entirety as follows:

             "Permit, and cause its Subsidiaries to permit, Bank, through its authorized attorneys, accountants, and representatives, to examine Company's and its Subsidiaries' books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank, including collateral audits at the cost and expense of Company."

         5.  The following Section 6.17 is hereby added to the Agreement:

             "6.17 Provide to Bank appraisals of not less than half of the machinery and equipment of Company and its Subsidiaries on or before September 30, 2001 and provide appraisals of the remainder of such machinery and equipment on or before such date as is required by Bank (but not earlier than December 31, 2001), in each case on a forced sale liquidation basis by an appraiser who is acceptable to Bank.

         6.  Schedule 2.11 of the Agreement is deleted and attached Schedule
2.11 is substituted  therefor and the initial margins shall be those under Level
V.

         7. Company, the Guarantors and Bank agree that the Company's indebtedness to Bank shall be on a remittance basis and the remittance basis provisions of the Security Agreements executed by Company and the Guarantors shall apply.

         8. Company hereby represents and warrants that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         9. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank (b) execution by the Guarantors of the attached Acknowledgment, and (c) payment by Company to Bank of a non-refundable amendment fee in the amount of $15,000.

         10. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

     WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                          NEWCOR, INC.



By:   /s/ Preeti S. Sarnaik            By:   /s/ James J. Connor
   ----------------------------           -------------------------------------



Its: Assistant Vice President          Its:  President & CEO
                                           ------------------------------------



                                       By:   /s/ Thomas D. Parker
                                          -------------------------------------


                                       Its:  V.P. Human Resources & Secretary
                                           ------------------------------------




                                 ACKNOWLEDGMENT



         The undersigned accept and agree to the Amendment No. 11 to the Third Amended and Restated Revolving Credit Agreement, agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned guarantying all obligations of Newcor, Inc. to the Bank and acknowledge that the remittance basis provisions of the security agreements executed and delivered by the undersigned to the Bank shall apply.

                                       ROCHESTER GEAR, INC.



                                       By:   /s/ James J. Connor
                                          -------------------------------------

                                       Its:  President & CEO
                                           ------------------------------------



                                       By:   /s/ Thomas D. Parker
                                          -------------------------------------

                                       Its:  V.P. Human Resources & Secretary
                                           ------------------------------------

                                                         ENC CORP.


                                                         By:   /s/ James J. Connor
                                                            -------------------------------------

                                                         Its:  President & CEO
                                                             ------------------------------------


                                                         By:   /s/ Thomas D. Parker
                                                            -------------------------------------

                                                         Its:  V.P. Human Resources & Secretary
                                                             ------------------------------------
DECO TECHNOLOGIES, INC.                                  PLASTRONICS PLUS, INC.


By:   /s/ James J. Connor                                By:   /s/ James J. Connor
    ------------------------------------                     ------------------------------------

Its:  President & CEO                                    Its:  President & CEO
   -------------------------------------                     ------------------------------------

By:   /s/ Thomas D. Parker                               By:   /s/ Thomas D. Parker
  --------------------------------------                     ------------------------------------

Its:  V.P. Human Resources & Secretary                   Its:  V.P. Human Resources & Secretary
   -------------------------------------                     ------------------------------------


DECO INTERNATIONAL, INC.                                 NEWCOR M-T-L, INC.



By:   /s/ James J. Connor                                By:   /s/ James J. Connor
    ------------------------------------                     ------------------------------------

Its:  President & CEO                                    Its:  President & CEO
   -------------------------------------                      -----------------------------------


By:   /s/ Thomas D. Parker                               By:  /s/ Thomas D. Parker
  --------------------------------------                     ------------------------------------

Its:  V.P. Human Resources & Secretary                   Its: V.P. Human Resources & Secretary
   -------------------------------------                     ------------------------------------



TURN-MATIC, INC.                                         GRAND MACHINING COMPANY



By:   /s/ James J. Connor                                By:  /s/ James J. Connor
    ------------------------------------                     ------------------------------------

Its:  President & CEO                                    Its: President & CEO
   -------------------------------------                     ------------------------------------


By:   /s/ Thomas D. Parker                               By: /s/ Thomas D. Parker
  --------------------------------------                    -------------------------------------

Its:  V.P. Human Resources & Secretary                   Its:  V.P. Human Resources & Secretary
   -------------------------------------                     ------------------------------------


Schedule 2.11


============================================================================================================

                            LEVEL I                 LEVEL II     LEVEL III        LEVEL IV      LEVEL V

------------------------------------------------------------------------------------------------------------

                     (less than/equal to)        (greater than) (greater than) (greater than) (greater than)
Funded Debt to           4.0 to 1.0               4.0 to 1.0 &   4.5 to 1.0 &   5.0 to 1.0 &   9.0 to 1.0
                                                 (less than/    (less than/    (less than/
                                                  equal to)      equal to)      equal to)
EBITDA Ratio                                      4.5 to 1.0     5.0 to 1.0     9.0 to 1.0
------------------------------------------------------------------------------------------------------------

Applicable                    1%                   1 3/4%          2 1/2%         3 1/4%          3 3/4%
Margin (Eurodollar-based
Advances)
------------------------------------------------------------------------------------------------------------

Applicable                  1/4%                     3/8%            3/8%           3/8%           3/8%
Commitment Fee
Percentage                                                                                     -------------

Applicable                    0%                       0%              0%           1/2%             1%
Margin (Prime-
based Advances)
============================================================================================================